Exhibit (d)(1)
CYBERONICS, INC.
AMENDED AND RESTATED 1996 STOCK OPTION PLAN
     1. Purposes of the Plan. The purposes of this Amended Stock Option Plan are:
–	to attract and retain the best available personnel for positions of substantial responsibility,

–	to provide incentives to Employees and Consultants, and

–	to promote the success of the Company’s business.
     Options granted under the Plan will be Nonstatutory Stock Options.
     2. Definitions. As used herein, the following definitions shall apply:
          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
          (b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Code” means the Internal Revenue Code of 1986, as amended.
          (e) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.
          (f) “Common Stock” means the Common Stock of the Company.
          (g) “Company” means Cyberonics, Inc., a Delaware corporation.
          (h) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
          (i) “Director” means a member of the Board.

          (j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
          (k) “Employee” means any person, excluding Officers, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
          (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the
Administrator.
          (n) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The
Notice of Grant is part of the Option Agreement.
          (o) “Officer” means a person who is an executive officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          (p) “Option” means a nonstatutory stock option granted pursuant to the Plan, that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (q) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
          (r) “Option Exchange Program” means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.
          (s) “Optioned Stock” means the Common Stock subject to an Option.
          (t) “Optionee” means the holder of an outstanding Option granted under the Plan.
          (u) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (v) “Plan” means this Amended 1996 Stock Option Plan.
          (w) “Service Provider” means an Employee, Officer or Consultant, and specifically excludes Directors of the Company.
          (x) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.
          (y) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 3,250,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).
     4. Administration of the Plan.
          (a) The Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.
          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
               (i) to determine the Fair Market Value of the Common Stock;

               (ii) to select the Service Providers to whom Options may be granted hereunder;
               (iii) to determine whether and to what extent Options are granted hereunder;
               (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;
               (v) to approve forms of agreement for use under the Plan;
               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
               (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;
               (viii) to institute an Option Exchange Program;
               (ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;
               (x) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
               (xi) to modify or amend each Option (subject to Section 15(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;
               (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or previously granted by the Administrator;
               (xiii) to determine the terms and restrictions applicable to Options;
               (xiv) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and
               (xv) to make all other determinations deemed necessary or advisable for administering the Plan.
          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all
Optionees and any other holders of Options.
     5. Eligibility. Options may be granted to Service Providers; provided, however that the number of Shares subject to Options granted to Officers pursuant to this Plan subsequent to July 9, 1998 shall not exceed 10% of the total number of Shares reserved for issuance under this Plan. For purposes of determining compliance with the forgoing 10% limitation, the following provisions shall apply:
          (a) Options granted to a person at a time when such person was not an Officer shall not be counted toward the 10% limit upon promotion to officer status, and
          (b) If an Option granted to an Officer expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased shares which were subject thereto shall no longer be counted toward the 10% limit.
     6. Limitation. Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.
     7. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect until October 31, 2006, unless sooner terminated under Section 14 of the Plan.
     8. Term of Option. The term of each Option shall be stated in the Option Agreement.
     9. Option Exercise Price and Consideration.
          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the
Administrator.
          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:
               (i) cash;
               (ii) check;
               (iii) promissory note;
               (iv) other shares which (A) in the case of shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised;
               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the
Plan;
               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;
               (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or
               (viii) any combination of the foregoing methods of payment.
     10. Exercise of Option.
          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.
               An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.
               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Option Agreement, and only to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.
     11. Nontransferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.
     12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.
          (a) Changes in Capitalization. Subject to any required action by the Stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

          (c) Change of Control. In the event of a Change of Control (as defined below), Options under this Plan shall become fully vested and exercisable as to all Optioned Stock, including Shares as to which an Option would not otherwise be vested or exercisable, effective as of immediately prior to closing of the transaction constituting the Change of Control. For purposes of this Plan, “CHANGE OF CONTROL” shall mean a corporate reorganization of the Company which results in the then current Stockholders of the Company owning less than 50% of the equity securities of the surviving company, or the sale of all or substantially all of the assets of the Company.
     13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.
     14. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
          (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.
     15. Conditions Upon Issuance of Shares.
          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          (b) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

FIRST AMENDMENT TO THE
CYBERONICS, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
     WHEREAS, there is reserved to the Board of Directors (“Board”) of Cyberonics, Inc. in Section 14 of the Cyberonics, Inc. Amended and Restated 1996 Stock Option Plan (the “Plan”) the right to amend the Plan, subject to certain restrictions set forth therein; and
     WHEREAS, the Board deems it advisable to amend the Plan in the manner hereafter set forth;
     NOW, THEREFORE, Section 12(c) of the Plan is hereby amended effective as of October 2, 2000, to read as follows:
     Notwithstanding anything in the Plan or any option agreement to the contrary, in the event of a Change of Control (as defined below), all Options shall automatically become fully vested and exercisable immediately prior to the Change of Control or for such earlier period as the Administrator may provide. A “Change of Control” means the happening of any of the following events:
(i) the acquisition by any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act”), other than the Company, a subsidiary of the Company or a Company employee benefit plan, of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or
(ii) the consummation of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such event; or

(iii) the sale or disposition by the Company of all or substantially all the Company’s assets; or
(iv) a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of October 2, 2000, or (B) are elected, or nominated for election, thereafter to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but “Incumbent Director” shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors; or
(v) the approval by the Board of Directors or the stockholders of the Company of a complete or substantially complete liquidation or dissolution of the Company.
     In addition to, or in lieu of, any other provision of the Plan, the Administrator, with the approval of a majority of the Incumbent Directors, may provide that all Options not exercised immediately prior to the Change of Control shall (x) terminate on such Change of Control, unless such Change of Control is described in clause (iv) above, (y) be assumed by the successor (a parent thereof) in any such merger or other corporate transaction, or (z) be surrendered in exchange for equivalent substitution options or awards from the successor (or a parent thereof).
     Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, take and construed as one and the same instrument.

SECOND AMENDMENT TO THE
CYBERONICS, INC. AMENDED AND RESTATED
1996 STOCK OPTION PLAN
     WHEREAS, there is reserved to the Board of Directors (“Board”) of Cyberonics, Inc. in Section 14 of the Cyberonics, Inc. Amended and Restated 1996 Stock Option Plan (the “Plan”) the right to amend the Plan, subject to certain restrictions set forth therein; and
     WHEREAS, the Board deems it advisable to amend the Plan in the manner hereafter set forth;
     NOW, THEREFORE, Section 9(a) of the Plan is hereby amended effective as of March 21, 2001, to read as follows:
Without stockholder approval, (i) no Option shall be granted with an exercise price per share that is less than 100% of the Fair Market Value of a Share on the date of grant and (ii) neither the Company, the Board nor the Committee shall institute the Option Exchange Program or reduce the exercise price of any outstanding Option; however, this provision shall not prevent adjustments pursuant to Section 12(a).
     Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, take and construed as one and the same instrument.

THIRD AMENDMENT TO THE
CYBERONICS, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
     WHEREAS, there is reserved to the Board of Directors (“Board”) of Cyberonics, Inc. in Section 14 of the Cyberonics, Inc. Amended and Restated 1996 Stock Option Plan (the “Plan”) the right to amend the Plan, subject to certain restrictions set forth therein; and
     WHEREAS, the Board deems it advisable to amend the Plan in the manner hereafter set forth;
     NOW, THEREFORE, Section 3 of the Plan is hereby amended effective as of July 27, 2001, to read as follows:
     Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 5,500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).
     Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, take and construed as one and the same instrument.

FOURTH AMENDMENT TO THE
CYBERONICS, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
     WHEREAS, there is reserved to the Board of Directors (“Board”) of Cyberonics, Inc. in Section 14 of the Cyberonics, Inc. Amended and Restated 1996 Stock Option Plan (the “Plan”) the right to amend the Plan, subject to certain restrictions set forth therein; and
     WHEREAS, the Board deems it advisable to amend the Plan in the manner hereafter set forth;
     NOW, THEREFORE, Section 3 of the Plan is hereby amended effective as of January 2002, to read as follows:
     Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 6,500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).
     Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, take and construed as one and the same instrument.

FIFTH AMENDMENT TO THE
CYBERONICS, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
     WHEREAS, there is reserved to the Board of Directors (“Board”) of Cyberonics, Inc. in Section 14 of the Cyberonics, Inc. Amended and Restated 1996 Stock Option Plan (the “Plan”) the right to amend the Plan, subject to certain restrictions set forth therein; and
     WHEREAS, the Board deems it advisable to amend the Plan in the manner hereafter set forth;
     NOW, THEREFORE, Section 3 of the Plan is hereby amended effective as of July 19, 2002, to read as follows:
     Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 7,500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).
     Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, take and construed as one and the same instrument.